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                                                                   EXHIBIT 10.16

                               GUARANTY AGREEMENT

                  GUARANTY AGREEMENT, dated as of March 30, 2001 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and, collectively, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Revolving Credit Agreement (as in effect on the date hereof) shall be used herein as therein defined.

                              W I T N E S S E T H:

                  WHEREAS, JCC Holding Company ("JCC Holding"), Jazz Casino Company, L.L.C. ("JCC" or the "Company"), Harrah's Entertainment, Inc. ("HET"), a Delaware corporation, Harrah's Operating Company, Inc. ("HOC"), a Delaware corporation, and Harrah's New Orleans Management Company ("HNOMC"), a Nevada corporation, as lenders (HET, HOC and HNOMC, as lenders pursuant to the Revolving Credit Agreement, together with an additional lenders thereunder from time to time, being herein called the "Lenders"), have entered into a Revolving Credit Agreement, dated as of March 30, 2001, providing for the making of Revolving Loans and the issuance of, and participation in, Letters of Credit as contemplated therein and the incurrence of Letter of Credit Obligations in respect of certain Letters of Credit outstanding as of the Initial Borrowing Date as contemplated therein (as used herein, the term "Revolving Credit Agreement" means the Revolving Credit Agreement described above in this paragraph, as the same may be amended, modified or supplemented from time to time);

                  WHEREAS, the proceeds of the Revolving Loans will be used, in part, to finance the operation of the Casino and to provide for the Company's working capital and general corporate requirements;

                  WHEREAS, the Guarantors own a substantial beneficial interest in the parent of the Company and will obtain substantial economic and other benefits as a result of the operation of the Casino;

                  WHEREAS, it is a condition precedent to the consummation of the Plan of Reorganization, and the willingness of Bankers Trust Company ("BTCo") to allow the Existing Letters of Credit (as defined in the Revolving Credit Agreement as originally in effect) to remain outstanding, that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from BTCo's agreement to allow the Existing Letters of Credit to remain outstanding and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to BTCo and hereby covenants and agrees with BTCo as follows:

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                  1. Each Guarantor, jointly and severally, irrevocably and
unconditionally guarantees: to BTCo the entire payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) all obligations and liabilities of the Company to BTCo with respect to the Existing Letters of Credit (as same may be amended, modified, extended or supplemented from time to time), including, without limitation, all obligations to reimburse BTCo for any drawings pursuant thereto, and to pay interest owing with respect thereto, in accordance with the requirements of Section 2.14 of the Revolving Credit Agreement, (y) all regularly accruing fees payable with respect to the Existing Letters of Credit (as same may be amended, modified, extended or supplemented from time to time), including, without limitation, all fees payable with respect thereto pursuant to Section 3.1 of the Revolving Credit Agreement and (z) all increased cost payments, tax payments or gross-ups, indemnification obligations and other amounts and obligations payable pursuant to the Revolving Credit Agreement or the other Credit Documents (as defined in the Revolving Credit Agreement), in each case to the extent (and only to the extent) relating to the Existing Letters of Credit (as same may be amended, modified, extended or supplemented from time to time) or the Letter of Credit Obligations relating thereto (all such principal, unpaid drawings, interest, fees and other amounts described above in this Section 1 being collectively herein called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that BTCo may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Company or any other Credit Party, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                  2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to BTCo whether or not due or payable by the Company upon the occurrence in respect of the Company of any of the events specified in Sections 6.1(e), (f) and (g) of the Revolving Credit Agreement (as originally in effect), and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to BTCo, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Company whether executed by such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Company or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Company, (e) any payment made to BTCo on the indebtedness which BTCo repays the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by BTCo as contemplated in
Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.


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                  4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations or the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any such other guarantor or the Company and whether or not any other Guarantor, any such other guarantor of the Guaranteed Obligations or the Company be joined in any such action or actions. Each Guarantor expressly acknowledges and agrees that any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to each Guarantor.

                  5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by BTCo against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or the Company).

                  6. BTCo may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Company or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than BTCo;


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                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to BTCo regardless of what liabilities of the Company remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

                  (h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Company to recover full indemnity for any payments made pursuant to this Guaranty.

                  7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

                  8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of BTCo in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which BTCo would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of BTCo to any other or further action in any circumstances without notice or demand. It is not necessary for BTCo to inquire into the capacity or powers of the Company or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9. Any indebtedness or other liabilities of the Company now or hereafter held by or owing to any Guarantor (other than in connection with the Credit Documents and the Minimum Payment Guaranty Documents) is hereby subordinated to the Guaranteed Obligations of the Company to BTCo, and such indebtedness and other liabilities of the Company held by or owing to any Guarantor, if BTCo, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for BTCo and be paid over to BTCo on account of the Guaranteed Obligations of the Company to BTCo, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness or other liabilities (other than in connection with the Credit Documents and the Minimum Payment Guaranty Documents) of the Company to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this


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subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with BTCo that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require BTCo to: (i) proceed against the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in BTCo's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Company, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company other than payment in full of the Guaranteed Obligations. BTCo may, at its election, foreclose on any security held by the Lenders or the Collateral Agent by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy BTCo may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by BTCo, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that BTCo shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  11. Each Guarantor agrees that this Guaranty may be enforced only by the action of BTCo and that no other Person shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by BTCo upon the terms of this Guaranty.

                  12. In order to induce BTCo to allow the Existing Letters of Credit to remain outstanding after the date of the effectiveness of the Plan of Reorganization as Letters of Credit pursuant to the Revolving Credit Agreement, each Guarantor makes the following representations, warranties and agreements to and for the benefit of BTCo, all of which shall

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survive the execution and delivery of this Guaranty and the Credit Documents, and the effectiveness of the Plan of Reorganization, with the effectiveness of the Plan of Reorganization, being deemed to constitute a representation and warranty that the matters specified in this Section 12 are true and correct on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

                  (a) Existence and Qualification; Power; Compliance With Laws. Each Guarantor is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. Each Guarantor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing could not (i) reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Guaranty or any Credit Document,
         (ii) reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of the Guarantors, taken as a whole, or (iii) reasonably be expected to materially impair the ability of the Guarantors, taken as a whole, to perform their obligations hereunder and under the Credit Documents. Each Guarantor has all requisite corporate power and authority to conduct its respective business, to own and lease its respective properties and to execute and deliver this Guaranty and to perform its obligations hereunder and under the Credit Documents. Each Guarantor is in compliance with all laws and legal requirements applicable to its respective business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any governmental agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions could not
         (i) reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Credit Document,
         (ii) reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of HET and its Subsidiaries, taken as a whole, or (iii) reasonably be expected to materially impair the ability of the Guarantors, taken as a whole, to perform their obligations hereunder and under the Credit Documents.

                  (b) Authority; Compliance with Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by each Guarantor of this Guaranty and each other Credit Document to which it is a party have been duly authorized by all necessary corporate action and do not and will not:

                           (i) require any consent or approval not heretofore
                  obtained of any partner, director, stockholder, security holder or creditor of such Guarantor;

                           (ii) violate or conflict with any provision of such
                  Guarantor's charter, articles of incorporation or bylaws or analogous formation documents, as applicable;


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                           (iii) result in or require the creation or imposition
                  of any Lien upon or with respect to any property now owned or leased or hereafter acquired by such Guarantor;

                           (iv) violate any requirement of law applicable to
                  such Guarantor;

                           (v) result in a breach by such Guarantor of or
                  constitute a default by such Guarantor under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material contract to which such Guarantor is a party or by which such Guarantor or any of its property is bound or affected;

         and no Guarantor or Subsidiary of a Guarantor that had on the last day of the most recently ended fiscal quarter total assets (determined in accordance with GAAP) of $50,000,000 or more (each such Subsidiary, a "Significant Subsidiary") is in violation of, or default under, any requirement of law or agreement described in clause (v) above, except to the extent any such defaults or violations, either individually or in the aggregate, could not (x) reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Credit Document, (y) reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of HET and its Subsidiaries, taken as a whole, or (z) reasonably be expected to materially impair the ability of the Guarantors, taken as a whole, to perform their obligations hereunder or under the Credit Documents.

                  (c) No Governmental Approvals Required. Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any governmental agency is or will be required to authorize or permit under applicable laws the execution, delivery and performance by the Guarantors of this Guaranty and the other Credit Documents to which any of them is a party.

                  (d) Financial Statements. The statements of financial condition of HET and its Subsidiaries at December 31, 2000, and the related statements of income and cash flow and changes in shareholders' equity of HET and its Subsidiaries for the fiscal year ended on such date, copies of which were furnished to BTCo prior to the date hereof, present fairly the financial condition of HET and its Subsidiaries at the date of such statements of financial condition and the results of the operations of HET and its Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied.

                  (e) No Other Liabilities; No Material Adverse Effect. As of the date hereof, no Guarantor had any material liability or material contingent liability not reflected or disclosed in the financial statements described in clause (d) above, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. Since December 31, 2000, nothing has occurred which could (i)

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         reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Guaranty or any Credit Document, (ii) reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of HET and its Subsidiaries, taken as a whole, or (iii) reasonably be expected to materially impair the ability of the Guarantors, taken as a whole, to perform their obligations hereunder or under the Credit Documents.

                  (f) Litigation. There are no actions, suits, proceedings or investigations pending as to which any Guarantor or any of its Subsidiaries has been served or has received notice or, to the knowledge of any Guarantor, threatened against or affecting any Guarantor or any of its Subsidiaries or any property of any of them before any Governmental Agency (as defined in the HET Credit Agreement) in which there is any reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or results of operations of the Guarantors, taken as a whole, or which in any manner draws into question the validity or enforceability of this Guaranty or any of the Credit Documents.

                  (g) Binding Obligations. This Guaranty and each Credit Document to which any Guarantor is a party will, when executed and delivered by such Guarantor, constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally, or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                  (h) No Guarantor Default or Event of Default. No event has occurred and is continuing that is a Guarantor Default or a Guarantor Event of Default.

                  (i) Disclosure. No written statement made by the chief executive officer, president, chief financial officer, treasurer, any vice president or any secretary of any Guarantor to BTCo in connection with this Guaranty or any Credit Document or in connection with any transaction contemplated herein or therein as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                  (j) Tax Liability. Each Guarantor and its respective Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Guarantor or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes and tax returns so long as no material item or portion

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         of property of such Guarantor or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                  (k) Gaming Regulations. Each Guarantor and each of their respective Subsidiaries is in compliance in all material respects with all Gaming Regulations that are applicable to them and their businesses.

                  (l) Solvency. On and as of the date hereof, and giving effect to the Indebtedness being guaranteed by the Guarantors hereunder, each Guarantor shall be solvent. For purposes of this clause (l), "solvent," as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the immediately preceding sentence, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  13. Each Guarantor covenants and agrees that on and after the Effective Date and until no Existing Letter of Credit remains outstanding and all Guaranteed Obligations are indefeasibly paid in full:

                  (a) Incorporation by Reference. Each Guarantor will comply with each of the covenants contained in Sections 5.1 through 5.9 of the HET Credit Agreement and Sections 6.1 through 6.7 of the HET Credit Agreement and Sections 7.1 and 7.2 of the HET Credit Agreement, which Sections, together with all definitions in the HET Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

                           (i) all references to "Parent" therein shall mean and
                  be a reference to "HET" herein;

                           (ii) all references to "the Company" therein shall
                  mean and be a reference to "HOC" herein;

                           (iii) all references to the "Borrower" or "Borrowers"
                  therein shall mean and be a reference to "HOC", "Marina Associates" or any other "Borrower" (as defined in the HET Credit Agreement) herein;

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                           (iv) all references to "this Agreement," "herein,"
                  "hereunder" and words of similar import therein shall mean and be a reference to this "Guaranty";

                           (v) all references to "Parent and the Borrowers"
                  therein shall mean and be a reference to "HET, HOC and any other Borrower (as defined in the HET Credit Agreement)" herein;

                           (vi) all references to "Parent or any Company"
                  therein shall mean and be a reference to "HET, HOC or any Subsidiary Company" herein;

                           (vii) all references to the "Administrative Agent"
                  therein shall mean and be a reference to "BTCo" herein;

                           (viii) all references to any "Lender" or the
                  "Lenders" therein shall mean and be a reference to "BTCo" herein;

                           (ix) all references to the "Requisite Lenders"
                  therein shall mean and be a reference to "BTCo" herein;

                           (x) all references to a "Default" therein shall mean
                  and be a reference to a "Guarantor Default" herein and as defined below; and

                           (xi) all references to an "Event of Default" therein
                  shall mean and be a reference to a "Guarantor Event of Default" herein and as defined below.

                  As used herein, the term "Guarantor Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Guarantor Event of Default.

                  (b) HET hereby agrees to deliver to the Administrative Agent at the time of the delivery of the financial statements pursuant to Sections 7.1(a) and (c) of the HET Credit Agreement, a certificate of the chief financial officer, controller or treasurer of HET setting forth (x) the senior implied indebtedness ratings, if any, assigned by Moody's Investors Services (or its successors) and Standard & Poor's Rating Services (or its successors) to HOC's Indebtedness at the end of such fiscal quarter or year, as the case may be, and (y) the Consolidated Interest Coverage Ratio (as defined in the HET Credit Agreement) at the end of such fiscal quarter or year, as the case may be.

                  14. As used herein, the term "Guarantor Event of Default" shall mean the occurrence of any of the following specified events:

                  (a) Any representation or warranty of any Guarantor made herein or in any certificate or other writing delivered by any Guarantor pursuant hereto, proves to have been incorrect when made or reaffirmed; or

                  (b) Any Guarantor or any of their respective Significant Subsidiaries (as defined in the HET Credit Agreement) (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $100,000,000 or more including without limitation the Short Term Loan Agreement (as defined in the HET Credit Agreement), or any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $100,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                  (c) This Guaranty, at any time after its execution and delivery and for any reason other than the agreement of BTCo or satisfaction in full of all the Guaranteed Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of BTCo, is materially adverse to the interests of BTCo; or any Guarantor denies in writing that it has any further liability or obligation hereunder, or purports in writing to revoke, terminate or rescind same; or

                  (d) A final judgment against HET or any of its Significant Subsidiaries is entered for the payment of money in excess of $25,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property or assets of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

                  (e) Any Guarantor or any of their respective Significant Subsidiaries institutes or consents to the institution of any proceeding under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") relating to it or to all or any part of its property or assets, or is unable or admits in writing its inability to pay its debts as the mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property or assets; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under the Bankruptcy Code relating to any such Person or to all or any part of its property or assets is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

                  (f) Any Pension Plan (as defined in the HET Credit Agreement) maintained by HET or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA except to the extent that any such deficiencies could not, individually or in the aggregate, (i) reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Guaranty or any Credit Document, (ii) reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of the Guarantors, taken as a whole, or (iii) reasonably be expected to materially impair the ability of the Guarantors, taken as a whole, to perform their obligations hereunder or under the Credit Documents; or

                  (g) The occurrence of a License Revocation with respect to a license issued to HET or any of its Subsidiaries by any Gaming Authority of the States of New Jersey or Nevada with respect to gaming operations at any gaming facility accounting for 5% or more of the consolidated gross revenues of HET and its Subsidiaries that continues for thirty calendar days; or

                  (h) Guarantor Changes of Control. Any Guarantor Change of Control (which, for purposes of this Guaranty, shall mean any "Change of Control" as defined in the HET Credit Agreement) shall have occurred; or

                  (i) Acceleration of Obligations pursuant to the Revolving Credit Agreement; Etc. The maturity of any loans pursuant to the Revolving Credit Agreement shall have been accelerated in accordance with the remedial provisions contained therein, or for any reason the commitments to lend pursuant to the Revolving Credit Agreement shall have terminated.

                  As used herein, the term "HET Credit Agreement" shall mean the Five Year Loan Agreement, dated as of April 30, 1999, among HET, HOC, Marina Associates, the financial institutions party thereto, BTCo, as Syndication Agent, Canadian Imperial Bank of Commerce and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (without giving effect to any amendments, modifications or supplements thereof or thereto after April 30, 1999 unless, and to the extent, BTCo specifically agrees to give effect to the respective change for purposes of this Guaranty (although amendments modifications, supplements or terminations thereof shall be given effect for purposes of determining whether such credit facility remains in effect or has terminated)).

                  15. Upon the occurrence and during the continuance of any Event of Default or any Guarantor Event of Default, BTCo shall have the right to require HET and HOC to (x) pay to BTCo within three Business Days of such demand by BTCo to the Guarantors, such additional amount of cash, to be held as security by BTCo for the Company's reimbursement and other obligations in respect of Existing Letters of Credit then outstanding, as is equal to 103% of the face amount of all Existing Letters of Credit then outstanding and (y) pay to BTCo in cash any amounts then owed to BTCo, on a joint and several basis, pursuant to the terms of this Guaranty. Notwithstanding anything to the contrary contained herein, if an Event of Default specified in Section 6.1(e), (f) or (g) of the Revolving Credit Agreement or a Guarantor Event of Default specified in Section 14(e) hereof shall occur, the result which would occur upon the demand of BTCo as specified in the immediately preceding sentence shall occur automatically without the demand of BTCo; provided that the amounts payable by HET and HOC under this Section 15 shall be calculated without giving effect to any reductions to such amounts (except to the extent such reductions resulted from the payment thereof in cash), whether such reductions resulted from any event of the type described in Section 6.1(e), (f) or (g) of the Revolving Credit Agreement, Section 14(e) hereof or otherwise.

                  16. Notwithstanding anything to the contrary contained herein, in the Revolving Credit Agreement or in an other Credit Document, no Guarantor shall consent, or shall permit the Lenders to consent, to any change, waiver, discharge, amendment, modification or termination of the Revolving Credit Agreement or any other Credit Document which would (x) require the consent of BTCo in accordance with Section 8.11 of the Revolving Credit Agreement (as in effect on the Effective Date) and (y) reduce, limit, terminate or otherwise adversely affect the rights of BTCo with respect to the Existing Letters of Credit pursuant to the Revolving Credit Agreement and related Credit Documents. If there is any breach of the covenant contained in the immediately preceding sentence, the respective changes, waivers, discharges, amendments, modifications or terminations which are violative of the requirements of the immediately preceding sentence shall be given no effect for purposes of this Guaranty. Furthermore, the Guarantors will not permit the Revolving Credit Agreement to be terminated or replaced (including as contemplated by Section 5.30 of the Revolving Credit Agreement) unless (x) all Existing Letters of Credit are terminated and surrendered to BTCO for cancellation and (y) all amounts owing to BTCo hereunder with respect to the Existing Letters of Credit are repaid in full.

                  17. If HET and/or HOC make any payments pursuant to this Guaranty in respect of the Guaranteed Obligations, HET and/or HOC, as the case may be, shall be subrogated to the rights of the holders of the respective Guaranteed Obligations so paid; provided that no payments may be made in respect of such subrogation claims until all Guaranteed Obligations have been indefeasibly paid in full.

                  18. The Guarantors hereby jointly and severally agree to pay all out-of-pocket costs and expenses of BTCo in connection with any amendment, waiver or consent relating hereto and of BTCo in connection with any enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by BTCo).

                  19. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of BTCo and its successors and assigns.

                  20. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of BTCo.

                  21. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  22. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Revolving Credit Agreement) or Guarantor Event of Default, BTCo is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by BTCo to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to BTCo under this Guaranty, irrespective of whether or not BTCo shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

                  23. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of BTCo, 130 Liberty Street, New York, New York 10006,
Attention: Mr Clark Peterson and (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  24. If claim is ever made upon BTCo for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Company, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  25. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF BTCO AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on a date hereof at 111 Seventh Avenue, New York, New York 10021 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under this Guaranty that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of BTCo to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) EACH GUARANTOR AND BTCO (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  26. It is the desire and intent of each Guarantor and BTCo that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  27. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and BTCo.

                  28. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Company under Section 3.7 of the Revolving Credit Agreement (as originally in effect).

                  29. Each Guarantor hereby acknowledges and agrees that BTCo shall have no obligation whatsoever to amend, modify or supplement, or agree to any amendment, modification or supplement to, any Existing Letter of Credit, and that BTCo shall have no obligation whatsoever to issue additional Letters of Credit pursuant to the Revolving Credit Agreement.

                                      * * *

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

ADDRESSES

One Harrah's Court                          HARRAH'S ENTERTAINMENT, INC.,
Las Vegas, NV                               as a Guarantor
Tel: (702) 407-6393
Fax: (702) 579-2671
Attn: General Counsel                       By
                                               -----------------------
                                            Title:

One Harrah's Court                          HARRAH'S OPERATING COMPANY, INC.,
Las Vegas, NV                               as a Guarantor
Tel: (702) 407-6393
Fax: (702) 579-2671
Attn: General Counsel                       By
                                               -----------------------
                                            Title:


Acknowledged and Agreed to:

BANKERS TRUST COMPANY



By
  -----------------------
Title:

furtherance of the consummation of the transactions contemplated by the Manager Subordination Agreement have been taken in compliance with the respective documents therefor and all applicable laws. Harrah's Management Company has duly executed and delivered the Manager Subordination Agreement.

         3. There are no actions, suits or proceedings pending, or to the best of my knowledge threatened, against Harrah's Management Company or any of its subsidiaries (i) with respect to the Manager Subordination Agreement executed by Harrah's Management Company, (ii) with respect to any material indebtedness of Harrah's Management Company or any of its subsidiaries, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of Harrah's Management Company and its consolidated subsidiaries taken as a whole.

         This opinion is furnished by me, as General Counsel of Harrah's Management Company, to you for your benefit (and the benefit of your assigns and participants) in connection with the above transactions. This opinion may not be relied upon by you for any other purpose or furnished to (unless otherwise required to be so furnished by applicable law or judicial process), quoted to or relied upon by any other person for any purpose without my prior written consent.

                                            Very truly yours,

                                            /s/ Kevin Colomb

                                            Kevin Colomb,
                                            General Counsel